EX-99.B(h)(2)

ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT is made as of September 1, 2002 separately by and between each of WELLS FARGO FUNDS TRUST, WELLS FARGO CORE TRUST and WELLS FARGO VARIABLE TRUST, each a Delaware business trust (referred to collectively as the “Funds” or individually as a “Fund”) and PFPC INC., a Massachusetts corporation (“PFPC”).

W I T N E S S E T H:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund wishes to retain PFPC to provide accounting services, and PFPC wishes to furnish such services to each Fund’s investment portfolios listed on Exhibit A attached hereto and made a part hereof and as such Exhibit A may be amended from time to time (each, a “Portfolio”); and

NOW, THEREFORE in consideration of the promises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.	Definitions as Used in this Agreement.

(a)	“1933 Act” means the Securities Act of 1933, as amended.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)	“Authorized Person” means any officer of a Fund and any other person duly authorized by a Fund’s Board of Trustees to give Oral Instructions and Written Instructions on behalf of a Fund. An Authorized Person’s scope of Authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(d)	“CEA” means the Commodities Exchange Act, as amended.

(e)	“Oral Instructions” mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

(f)	“SEC” means the Securities and Exchange Commission.

(g)	“Securities Laws” mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

(h)	“Shares” mean the shares of beneficial interest of any series of a Fund or class of a Portfolio.

(i)	“Written Instructions” mean (i) written instructions signed by an Authorized Person and received by PFPC; (ii) instructions sent by an Authorized Person via electronic mail and received by PFPC; or (iii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. Written instructions may be delivered by hand, U.S. mail, express delivery, tested telegram, cable, telex or facsimile sending device.

2.	Appointment. Each Fund hereby appoints PFPC to provide accounting services to each of its Portfolios in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services in accordance with the terms of this Agreement, including the service standards established in this Agreement or a mutually agreed addendum to this Agreement.

3.	Delivery of Documents. Each Fund has provided or, where applicable, will provide PFPC with the following:

(a)	at PFPC’s request, certified or authenticated copies of the resolutions of the Fund’s Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

(b)	a copy of the Fund’s most recent effective registration statement;

(c)	a copy of each Portfolio’s advisory agreement or agreements;

(d)	a copy of the distribution/underwriting agreement with respect to each class of Shares representing an interest in a Portfolio;

(e)	a copy of each additional administration agreement with respect to a Portfolio;

(f)	a copy of each distribution and/or shareholder servicing plan and agreement made in respect of the Fund or a Portfolio; and

(g)	copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.	Compliance with Government Rules and Regulations. PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by any Fund or any other entity, except for any entity to which PFPC delegates or assigns duties to be performed under this Agreement in accordance with Section 19.

5.	Instructions.

(a)	Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b)	PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instructions or Written Instruction received hereunder is not in any way inconsistent with the provisions of the organizational documents of each Fund or this Agreement or of any vote, resolution or proceeding of the relevant Fund’s Board of Trustees or of the Portfolio’s shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c)	Each Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC’s ability to rely upon such Oral Instructions.

6.	Right to Receive Advice.

(a)	Advice of a Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the relevant Fund.

(b)	Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for a Fund, a Fund’s investment adviser or PFPC, at the option of PFPC). Notwithstanding the foregoing, PFPC may seek advice of Fund counsel only if PFPC first obtains the Fund’s prior approval. The parties agree to use good faith efforts to properly allocate the expense of any such counsel fees between the parties.

(c)	Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from a Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel provided that PFPC provides reasonable prior written notice to the Fund. The Fund shall, upon receipt of such notice, promptly and timely notify PFPC in writing of its objection, if any, to any actions or any omissions to act PFPC proposes to take pursuant to counsel’s advice. In the event where a Fund has timely notified PFPC in writing of its objection, PFPC and the Fund each shall promptly consult in good faith to reach agreement on the actions or omissions that are the subject of the Fund’s objection. In the event where, after such consultations, PFPC and the Fund are unable to agree on the actions or omissions in question, PFPC shall, at the Fund’s expense, consult independent counsel reasonably acceptable to the Fund, and may follow and rely upon the advice of such independent counsel.

(d)	Protection of PFPC. PFPC shall be indemnified, defended and held harmless by each Fund for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of a Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions, provided that in carrying out any such action PFPC has not acted with willful misfeasance, bad faith, negligence or reckless disregard of its duties hereunder. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7.	Records; Visits.

(a)	Notwithstanding anything herein to the contrary, the books and records pertaining to the Funds and their Portfolios which are in the possession or under the control of PFPC shall be the property of the respective Funds. Such books and records shall be prepared and maintained as required under the 1940 Act and other applicable Securities Laws. The Funds and their Authorized Persons, and employees and agents of the SEC or other governmental authorities with the approval of the Funds, shall have access to such books and records at all times during PFPC’s normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the form reasonably requested, shall be provided by PFPC to the Fund or to an Authorized Person or to employees and agents of the SEC or other governmental authorities at the Fund’s expense. Any such books and records may be maintained in electronic format if permissible under the Securities Laws and SEC rules and regulations. No records shall be destroyed without the consent of the Funds, except that consent to destroy paper documents may be presumed by PFPC if (i) the Securities Laws no longer require the retention of such records; and (ii) PFPC has not received a request from the Funds to retain all or part of such records (and PFPC expressly agrees to maintain such documents), or transfer all or part of such records to the Funds or a third party designated by the Funds. Any direct out-of-pocket expenses or costs incurred by PFPC to transfer or maintain, pursuant to the Funds’ request, records no longer required to be maintained by the Securities Laws will be paid or reimbursed by the applicable Funds.

(b)	PFPC shall keep the following records:

(i)	all books and records with respect to each Fund’s books of account.

(ii)	records of each Portfolio’s securities transactions.

(iii)	all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 under the 1940 Act in connection with the services provided hereunder.

(c)	Upon termination of this Agreement with respect to one or more Funds or Portfolios, PFPC shall, at the Funds’ reasonable request and in accordance with Written Instructions, deliver the books and records (or copies thereof) of the terminating Funds or Portfolios that are in the possession or under control of PFPC, to the Funds or any other person designated by the Funds.

8.	Confidentiality. Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) has been or is independently developed or obtained by the receiving party; or (h) constitutes reports or data required to be maintained under the Securities Laws.

9.	Liaison with Accountants. PFPC shall act as liaison with each Fund’s independent public accountants and shall provide to them account analyses, fiscal year summaries, and other audit-related schedules with respect to each of its Portfolios. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that all necessary information within its control is made available to such accountants for the expression of their opinion, as required by the applicable Fund.

10.	PFPC System. PFPC shall retain title to and ownership of any and all data bases (except for Portfolio information contained in data bases), computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds.

11.

Disaster Recovery and Business Continuity Plans. PFPC represents that it has in place, and covenants to maintain in place during the term of this Agreement, a reasonable back-up, business continuity and disaster recovery plan (“Plans”) that, among other things, requires PFPC to maintain and to be able to readily access back-up files of the Funds’ data and records required to be maintained under the Securities Laws at a location other than the site at which PFPC maintains their primary copies of such data and records. At a minimum, PFPC’s business continuity plans shall require PFPC to enter into and maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of communication and electronic data processing equipment and addressing personnel requirements. In the event of equipment failures or other events, PFPC shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC’s own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement, including this section 11.

12.	Compensation. As compensation for service rendered by PFPC during the term of this Agreement, each Fund, on behalf of each of its Portfolios, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

13.	Indemnification. Each Fund, on behalf of each of its Portfolios, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request of or in reliance on the advice of the Funds, or (b) in accordance with Oral Instructions or Written Instructions, (ii) any action, omission or error by another service provider that amounts to a violation of another service agreement or duty owed to the Funds, Portfolios or shareholders; or (iii) any action or omission by the Fund, its officers or trustees, that amounts to willful misfeasance, bad faith, negligence or breach of fiduciary duty, provided that neither PFPC, nor any of its affiliates, shall be indemnified, and PFPC shall indemnify and hold harmless the Funds, the Portfolios and their affiliates, again any liability (or any expenses incident to such liability) caused by PFPC’s or its affiliates’ own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC’s activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio’s assets and not against the assets of any other Portfolio. The provisions of this Section 13 shall survive termination of this Agreement.

14.	Responsibility of PFPC.

(a)	PFPC shall be under no duty hereunder to take any action on behalf of any Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and a Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC’s failure to perform its duties under this Agreement to the extent such damages arise out of PFPC’s willful misfeasance, bad faith, negligence or reckless disregard of such duties, provided, however, that with respect to any activity outside of normal processing PFPC shall not be liable to the Funds, Portfolios or any shareholders of the Portfolios for any action or omission of PFPC in the absence of bad faith, willful misfeasance or gross negligence in the performance or disregard of PFPC’s duties or obligations under this Agreement.

(b)	Notwithstanding anything in this Agreement to the contrary, (i) except to the extent caused by a failure of PFPC to maintain a reasonable disaster recovery and business continuity plan as required under Section 11, PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; interruption; loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by an unaffiliated third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

(c)	Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates, nor the Funds or Portfolios shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such party. Notwithstanding this subsection, any monies required to be paid to a Portfolio or shareholders of a Portfolio, or any reprocessing costs required to be expended, pursuant to the Funds’ NAV Error Correction Policy, which is included in the Funds’ Procedures for the Valuation of Portfolio Securities (the “Valuation Procedures”), shall not be considered consequential, special or indirect losses or damages.

(d)	Each party shall have a duty to mitigate damages for which the other party may become responsible.

(e)	The provisions of this Section 14 shall survive termination of this Agreement.

15.	Description of Accounting Services on a Continuous Basis. PFPC will perform the following accounting services with respect to each Portfolio:

(i)	Journalize investment, capital share and income and expense activities in conformance with generally accepted accounting practice (“GAAP”), the SEC’s Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws) (the “Code”);

(ii)	Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the “Adviser”);

(iii)	Provide the Trust or Administrator with unadjusted Fund data directly from the portfolio accounting system for any business day and other data reasonably requested for the preparation of the Funds’ periodic financial statements;

(iv)	Maintain individual ledgers for investment securities;

(v)	Maintain historical tax lots for each security;

(vi)	Reconcile cash and investment balances with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes daily;

(vii)	Update the cash availability throughout the day as required by the Adviser;

(viii)	Post to and prepare, daily, the general ledger and trial balance;

(ix)	Calculate various contractual expenses (e.g., advisory and custody fees);

(x)	Make such adjustment over such periods as instructed by the Administrator deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

(xi)	Notify an officer of the Fund of any proposed adjustment to the expense accruals (however PFPC is not responsible for the accuracy of expense budgets prepared by the Fund);

(xii)	Control all disbursements and authorize and direct the payment of such disbursements upon Written Instructions;

(xiii)	Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio’s Investments in accordance with the Funds’ Valuation Procedures;

(xiv)	Perform the duties and functions of the Fund Accountant specified in the Funds’ Valuation Procedures;

(xv)	Report to the Fund and Administrator within 15 days after the end of each calendar month, PFPC’s compliance for the prior month with the written service level standards agreed upon from time to time by the Funds and PFPC (the “Service Standards”);

(xvi)	Transmit or mail a copy of the daily portfolio valuation to the Adviser;

(xvii)	Compute net asset value with the frequency prescribed in each Fund’s then-current Prospectus and communicate such information to the Funds or other persons as instructed by the Funds;

(xviii)	As appropriate, communicate system-generated SEC and money market 7-day yields to the Funds or other persons as instructed by the Funds; and

(xix)	PFPC shall provide to the Fund the DataPath internet access services as set forth on Exhibit B attached hereto and made a part hereof.

16.	Duration and Termination.

(a)	Initial Term and Renewal Terms. This Agreement shall expire on December 31, 2005 unless earlier terminated as provided below. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (“Renewal Terms”). Either party may terminate the Agreement effective at the end of the Initial Term or any Renewal Term by providing written notice to the other of its intent not to renew. Such notice must be received not later than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term. If this Agreement is terminated with respect to less than all of the Funds or Portfolios, this Agreement shall remain in full force and effect with respect to the remaining Funds or Portfolios.

(b)	Termination for Cause by the Funds. The Funds may terminate this Agreement for cause in the event that: (i) PFPC, its employees or agents fail or becomes unable to materially perform the services under the Agreement, including material failure of its operations capability for any reason other than the actions of the Funds, unaffiliated third parties or as provided in Section 11 herein; or (ii) during the Initial Term or any Renewal Term, PFPC fails to meet the service standards established in this Agreement or an Addendum for (A) a period of four (4) consecutive months or (B) any six (6) months in a twelve (12) month period.

(c)	Default and Cure. If either of the parties to this Agreement defaults in the performance of its duties or obligations under this Agreement, and such default has a material effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure the default within thirty (30) days of receipt of such notice, or within such longer periods as the parties may agree is necessary for such cure. If the defaulting party fails to cure the default within the 30-day cure period (or such other time as agreed to by the parties, then the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party.

(d)	Immediate Termination. Either party may terminate this Agreement by written notice to the other party, effective at any time specified therein, in the event that bankruptcy, insolvency, dissolution or liquidation proceedings of any nature are instituted by or against the other party and such proceedings are not discharged within thirty (30) days. Either party may immediately terminate this Agreement if the other party has discontinued all or a significant portion of its business operations.

(e)	Partial Termination.

(i)	The parties agree that any termination in accordance with this Section 16 may be complete, or may only affect specifically identified Fund(s) or Portfolio(s), at the discretion of the party giving notice of termination

(ii)	The Funds may immediately terminate this Agreement, without penalty, as to one or more Portfolio(s) that re liquidated, dissolved, merged or reorganized, into an existing Portfolio of the Fund (“Terminated Fund”), provided that, in the case of a merger or reorganization, the Portfolio into which the Terminated Fund is merged or reorganized is a Portfolio under this Agreement.

(f)

Partial or Complete Termination. Notwithstanding Section 16(a), after June 30, 2004, this Agreement may be terminated with respect to any or all Portfolios by the Board(s) if at any time Wells Fargo & Company directly or indirectly acquires, is acquired by, merges, consolidates or otherwise reorganizes with (a “Reorganization”) any company and immediately thereafter (i) Wells Fargo & Company or its successor controls or is under common control with any company that provides in the normal course of business the services listed in Section 15, whether generally to the mutual fund industry or only to mutual funds advised or sponsored by its affiliates, or (ii) Wells Fargo & Company or an affiliate of it advises a family of mutual funds for which the services listed in Section 15 are performed by a company not affiliated with Wells Fargo & Company or PFPC. Such termination may be made at any time after the occurrence of the event described in the preceding clauses by the Board on 90 days written notice to PFPC. In the event that the Funds elect to terminate this Agreement pursuant to this Section 16(f) with respect to a Portfolio, the applicable Fund shall pay PFPC a “multiplier” times the greater of (x) the monthly average fees due to PFPC under this Agreement during the last three whole months prior to the Reorganization for providing services to the terminating Portfolio and (y) the monthly average fees paid to PFPC for providing services to the terminating Portfolio during the last three whole months prior to delivery of the notice of termination. For purposes of this clause, the multiplier will equal the number of months remaining on the Initial Term or Renewal Term of this Agreement at the time that PFPC is no longer providing services to the Portfolio under this Agreement divided by three.

(g)	Costs When Funds Terminate. Should the Funds exercise their right to terminate pursuant to subsection (b), (c) or (d) of this Section 16, PFPC and the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and material will be borne by PFPC.

(h)	Costs When PFPC Terminates or the Term Ends. If this Agreement terminates at the end of the term specified in Section 16(a) of this Agreement, or PFPC exercises its right to terminate pursuant to subsections (c) or (d) of this Section 16, or the Funds exercise their right to terminate pursuant to subsection (e) or (f) of this Section 16, the Funds agree that all direct out-of-pocket expenses or costs associated with the movement of records and materials will be borne by the Funds.

17.	Notices. Notices shall be address (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to the Wells Fargo Fund Trust, Wells Fargo Core Trust, or Wells Fargo Variable Trust, at 525 Market Street, 12th Floor, MAC-A0103-121, San Francisco, CA 94105, Attention: Karla M. Rabusch; or (c) at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, or express delivery, it shall be deemed to have been given on the day it is delivered.

18.	Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought, except that a Fund, upon the Fund’s creation of a new Portfolio or dissolution of an existing Portfolio, may add such Portfolio(s) to, or delete such Portfolio(s) from, Exhibit A by providing at least thirty (30) days’ advance written notice to PFPC. PFPC may reject any proposed additions by written notice within ten (10) business days after receiving written notice of the proposed addition, and the parties agree to periodically re-execute Schedule A to reflect the current list of Portfolios. PFPC may waive the requirement of the provision of the foregoing thirty and ten business day notice periods in its sole discretion.

19.	Delegation; Assignment. PFPC may not assign or delegate its rights and duties hereunder to any wholly- or majority-owned direct or indirect subsidiary of The PNC Financial Services Group, Inc., without prior written notice to and consent of the Funds, which consent shall not be unreasonably withheld (and if the Funds do not respond within 30 days after receipt of the notice provided by PFPC, the Funds’ consent may be deemed to be provided) and provided further that: (i) the delegate or (assignee) agrees with PFPC and the Funds to comply with all relevant provisions of this Agreement and the 1940 Act and Securities Laws; and (ii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may reasonably request, and respond to such reasonable questions as the Funds may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee). Any other assignment or delegation by PFPC is prohibited without the express written consent of the Funds prior to the assignment or delegation. Any Fund may assign its rights under this Agreement to any successor Fund, provided that PFPC is given notice of the assignment.

20.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.	SAS-70 Report. PFPC shall have an audit of its operations performed in accordance with the AICPA’s Statement of Auditing Standards No. 70 (SAS-70). PFPC shall send a copy of its SAS-70 report directly to the Funds upon its completion.

23.	Miscellaneous.

(a)	Notwithstanding anything in this Agreement to the contrary, each Fund agreement to make any modifications to its registration statement or adopt or modify any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed. The parties agree that a modification to a registration statement simply to add or delete a Portfolio or Class of a Portfolio shall not be construed as materially affecting the obligations or responsibilities of PFPC hereunder.

(b)	Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(c)	This Agreement embodies the entire agreement and understanding between the respective parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person.

(f)	This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(g)	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(h)	The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

PFPC INC.

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Senior Vice President

WELLS FARGO FUNDS TRUST

By:	/s/ Karla M. Rabusch
Name:	Karla M. Rabusch
Title:	Treasurer

WELLS FARGO CORE TRUST

By:	/s/ Karla M. Rabusch
Name:	Karla M. Rabusch
Title:	Treasurer

WELLS FARGO VARIABLE TRUST

By:	/s/ Karla M. Rabusch
Name:	Karla M. Rabusch
Title:	Treasurer

ACCOUNTING SERVICES AGREEMENT

EXHIBIT A

Portfolios

THIS EXHIBIT A, dated as of the date set forth below, is Exhibit A to that certain Accounting Services Agreement dated as of September 1, 2002 between PFPC INC. and each of WELLS FARGO FUNDS TRUST, WELLS FARGO MASTER TRUST (formerly, WELLS FARGO CORE TRUST) and WELLS FARGO VARIABLE TRUST.

WELLS FARGO FUNDS TRUST

Names of Portfolios	Existing Classes*
Effective 10/1/2002
SIFE Specialized Financial Services Fund[1]	A, B, C

Effective 11/29/2002
High Yield Bond Fund	A, B, C,

Effective 1/21/2003
California Limited Term Tax-Free Fund[2]	A, C, Administrator
California Tax-Free Fund	A, B, C, Administrator
Colorado Tax-Free Fund	A, B, Administrator
Minnesota Tax-Free Fund	A, B, Administrator
National Limited Term Tax-Free Fund[3]	Administrator
National Tax-Free Fund	A, B, C, Administrator
Nebraska Tax-Free Fund	Administrator

Effective 1/27/2003
Asset Allocation Fund	A, B, C, Administrator
Income Fund[4]	A, B, Institutional

*	On August 10, 2004, the Board of Trustees approved certain share class adjustments and name changes for the non-money market Funds of the Trust, effective on April 11, 2005. Prior to April 11, 2005, the Administrator Class is named the Institutional Class and the Institutional Class is named the Select Class.
[1]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the SIFE Specialized Financial Services Fund will be renamed the Specialized Financial Services Fund.
[2]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the California Limited Term Tax-Free Fund will be renamed the California Limited-Term Tax-Free Fund.
[3]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.
[4]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.

Income Plus Fund	A, B, C
Index Allocation Fund[5]	A, B, C
Intermediate Government Income Fund	A, B, C, Administrator
Limited Term Government Income Fund[6]	A, B, Institutional

Effective 2/10/2003
California Tax-Free Money Market Fund	A, Service
California Tax-Free Money Market Trust	Single Class
Cash Investment Money Market Fund	Institutional, Service
Government Money Market Fund[7]	A, Institutional, Service
Liquidity Reserve Money Market Fund	Investor[8]
Minnesota Money Market Fund	A
Money Market Fund	A, B
Money Market Trust	Single Class
National Tax-Free Money Market Fund[9]	A, Institutional, Service
National Tax-Free Money Market Trust	Single Class
Overland Express Sweep Fund	Single Class
Prime Investment Money Market Fund[10]	Institutional, Service
Treasury Plus Money Market Fund[11]	A, Institutional, Service
100% Treasury Money Market Fund	A, Service

Effective 2/24/2003
Equity Index Fund	A, B
Growth Fund[12]	A, B, Institutional

[5]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Income Fund will merge into the Montgomery Total Return Bond Fund.
[6]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Limited Term Government Income Fund will merge into the Montgomery Short Duration Government Bond Fund.
[7]	Effective as of the close of business on July 25, 2003: (i) Institutional Class shares of the Government Money Market Fund were established, and (ii) the existing Institutional Class shares of the Government Institutional Money Market Fund were merged into the newly created Institutional Class shares of the Government Money Market Fund.
[8]	On November 2, 2004, the Board of Trustees approved the removal of the Investor Class designation from the Liquidity Reserve Money Market Fund.
[9]	Effective as of the close of business on July 25, 2003: (i) Class A shares of the National Tax-Free Institutional Money Market Fund were established, (ii) the existing Class A shares of the National Tax-Free Money Market Fund were merged into the newly created Class A shares of the National Tax-Free Institutional Money Market Fund, and (iii) the name of the National Tax-Free Institutional Money Market Fund was changed to National Tax-Free Money Market Fund.
[10]	Effective as of the close of business on July 25, 2003: (i) Institutional Class shares of the Prime Investment Money Market Fund were established, and (ii) the existing Institutional Class shares of the Prime Investment Institutional Money Market Fund were merged into the newly created Institutional Class shares of the Prime Investment Money Market Fund.
[11]	Effective as of the close of business on July 25, 2003: (i) Class A shares of the Treasury Plus Institutional Money Market Fund were established, (ii) the existing Class A shares of the Treasury Plus Money Market Fund were merged into the newly created Class A shares of the Treasury Plus Institutional Money Market Fund, and (iii) the name of the Treasury Plus Institutional Money Market Fund was changed to Treasury Plus Money Market Fund.
[12]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Growth Fund will merge into the Large Company Growth Fund.

International Equity Fund	A, B, C, Administrator
Montgomery Mid Cap Growth Fund[13]	A, B, C
Small Cap Growth Fund[14]	A, B, C, Institutional
Small Cap Opportunities Fund	Administrator
Specialized Health Sciences Fund	A, B, C
Specialized Technology Fund	A, B, C

Effective 2/28/2003
Inflation-Protected Bond Fund	A, B, C, Administrator

Effective 3/3/2003
Outlook Today Fund	A, B, C, Administrator, Institutional
Outlook 2010 Fund	A, B, C, Administrator, Institutional
Outlook 2020 Fund	A, B, C, Administrator, Institutional
Outlook 2030 Fund	A, B, C, Administrator, Institutional
Outlook 2040 Fund	A, B, C, Administrator, Institutional

Effective 3/24/2003
Diversified Bond Fund	Administrator
Diversified Equity Fund	A, B, C, Administrator
Diversified Small Cap Fund	Administrator
Equity Income Fund	A, B, C, Administrator
Growth Balanced Fund	A, B, C, Administrator
Growth Equity Fund	A, B, C, Administrator
Index Fund	Administrator
Large Cap Appreciation Fund	A, B, C, Administrator
Large Company Growth Fund	A, B, C, Administrator, Institutional
Moderate Balanced Fund	Administrator
Small Company Growth Fund	Administrator
Small Company Value Fund	A, B, C, Administrator
Stable Income Fund	A, B, Administrator
Aggressive Allocation Fund[15] (currently named the Strategic Growth Allocation Fund)	Administrator
Conservative Allocation Fund[16] (currently named the Strategic Income Fund)	Administrator
WealthBuilder Equity Portfolio	Single Class
WealthBuilder Growth Balanced Portfolio	Single Class
WealthBuilder Tactical Equity Portfolio	Single Class

[13]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Mid Cap Growth Fund will be renamed the Mid Cap Growth Fund.
[14]	On August 10, 2004, the Board of Trustees approved certain Fund mergers that are expected to close on April 8, 2005. Upon the closing, the Small Cap Growth Fund will merge into the Montgomery Small Cap Fund.
[15]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Growth Allocation Fund will be renamed the Aggressive Allocation Fund.
[16]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Strategic Income Fund will be renamed the Conservative Allocation Fund.

Effective 6/9/2003
Montgomery Emerging Markets Focus Fund[17]	A, B, C, Administrator
Montgomery Institutional Emerging Markets Fund[18]	Institutional
Montgomery Short Duration Government Bond Fund[19]	A, B, C, Administrator
Montgomery Small Cap Fund[20]	A, B, C, Administrator
Montgomery Total Return Bond Fund[21]	A, B, C, Administrator, Institutional

Effective 6/30/2003
Stable Income Fund	C

Effective 7/31/2003
Cash Investment Money Market Fund	Administrator
Government Money Market Fund	Administrator

Effective 8/29/2003
Equity Value Fund[22] (currently named the Large Cap Value Fund)	A, B, C, Administrator

Effective 10/31/2003
International Value Fund[23] (currently named the Overseas Fund)	A

Effective 1/30/2004
National Limited Term Tax-Free Fund[24]	A, B, C
Moderate Balanced Fund	A, B, C
Small Company Growth Fund	A, B, C

[17]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Emerging Markets Focus Fund will be renamed the Emerging Markets Focus Fund.
[18]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Institutional Emerging Markets Fund will be renamed the Institutional Emerging Markets Fund.
[19]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Short Duration Government Bond Fund will be renamed the Short Duration Government Bond Fund.
[20]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Small Cap Fund will be renamed the Small Cap Growth Fund.
[21]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Montgomery Total Return Bond Fund will be renamed the Total Return Bond Fund.
[22]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Large Cap Value Fund will be renamed the Equity Value Fund.
[23]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Overseas Fund will be renamed the International Value Fund.
[24]	On February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the National Limited Term Tax-Free Fund will be renamed the National Limited-Term Tax-Free Fund.

Effective 7/26/2004
C&B Large Cap Value Fund	A, B, C, D, Administrator, Institutional
C&B Mid Cap Value Fund	A, B, C, D, Administrator, Institutional
C&B Tax-Managed Value Fund	A, B, C, D, Administrator

Effective 10/1/2004
WealthBuilder Conservative Allocation Portfolio	Single Class
WealthBuilder Growth Allocation Portfolio	Single Class
WealthBuilder Moderate Balanced Portfolio	Single Class

Effective 4/11/2005

Asia Pacific Fund	Investor
Balanced Fund	Investor
Capital Growth Fund	Administrator, Institutional, Investor
Common Stock Fund	A, B, C, Z
Corporate Bond Fund	Advisor, Institutional, Investor
Discovery Fund	Administrator, Investor
Dividend Income Fund	Administrator, Investor
Endeavor Large Cap Fund	A, B, C
Endeavor Select Fund	A, B, C, Administrator, Institutional
Enterprise Fund	Administrator, Advisor, Institutional, Investor
Government Securities Fund	C, Administrator, Advisor, Institutional, Investor
Growth Equity Fund	Institutional
Growth Fund	C, Administrator, Advisor, Institutional, Investor
Growth and Income Fund	Administrator, Advisor, Institutional, Investor
Heritage Money Market Fund	Administrator, Institutional
High Income Fund	Advisor, Institutional, Investor
Index Fund	Investor
Intermediate Tax-Free Fund	Investor
International Core Fund	A, B, C, Administrator
International Value	B, C, Administrator
Large Cap Growth Fund	Investor
Large Company Core Fund	A, B, C, Z, Administrator
Large Company Growth Fund	Z
Life Stage - Aggressive Portfolio	Investor Class
Life Stage - Conservative Portfolio	Investor Class
Life Stage - Moderate Portfolio	Investor Class
Mid Cap Disciplined Fund	Administrator, Institutional, Investor
Mid Cap Growth Fund	Z
Minnesota Tax-Free Fund	C, Z
Money Market Fund	Investor

Municipal Bond Fund	A, B, C, Administrator, Investor
Municipal Money Market Fund	Investor
National Tax-Free Money Market Fund	Administrator
Opportunity Fund	Administrator, Advisor, Investor
Overseas Fund	Institutional, Investor
Short Duration Government Bond Fund	Institutional
Short-Term Bond Fund	Advisor, Institutional, Investor
Short-Term High Yield Bond Fund	Advisor, Investor
Short-Term Municipal Bond Fund	C, Investor
Small Cap Disciplined Fund	Administrator, Institutional, Investor
Small Cap Growth Fund	Z, Institutional
Small Cap Value Fund	A, B, C, Z
Small/Mid Cap Value Fund	Administrator, Investor
Specialized Technology Fund	Z
Strategic Income Fund	A, B, C
Total Return Bond Fund	Z
Ultra-Short Duration Bond Fund	A, B, C, Z
Ultra Short-Term Income Fund	Administrator, Advisor, Institutional, Investor
Ultra Short-Term Municipal Income Fund	Advisor, Institutional, Investor
U.S. Value Fund	A, B, C, Z, Administrator
Wisconsin Tax-Free Fund	C, Investor

WELLS FARGO MASTER TRUST

Names of Portfolios	Existing Classes
Effective 3/24/2003
Disciplined Growth Portfolio	Single Class
Equity Income Portfolio	Single Class
Index Portfolio	Single Class
International Core Portfolio[25] (currently named the International Equity Portfolio)	Single Class
Large Cap Appreciation Portfolio	Single Class
Large Company Growth Portfolio	Single Class
Managed Fixed Income Portfolio	Single Class
Small Cap Index Portfolio	Single Class
Small Company Growth Portfolio	Single Class
Small Company Value Portfolio	Single Class
Stable Income Portfolio	Single Class
Strategic Value Bond Portfolio[26]	Single Class

[25]	On February 8, 2005, the Board of Trustees approved certain Portfolio name changes. Effective April 11, 2005, the International Equity Portfolio will be renamed the International Core Portfolio.
[26]	On February 8, 2005, the Board of Trustees approved the merger of the Strategic Value Bond Portfolio into the Managed Fixed Income Portfolio, which is expected to occur in the second half of 2005.

Tactical Maturity Bond Portfolio	Single Class

Effective 8/29/2003
Equity Value Portfolio[27] (currently named the Large Cap Value Portfolio)	Single Class

Effective 10/31/2003
International Value Portfolio[28] (currently named the Overseas Portfolio)	Single Class

Effective 10/6/2004
International Growth Portfolio	Single Class
International Index Portfolio	Single Class

Effective 12/6/2004
C&B Large Cap Value Portfolio	Single Class

To be Effective upon Fund Launch
Inflation-Protected Bond Portfolio	Single Class
Total Return Bond Portfolio	Single Class
WELLS FARGO VARIABLE TRUST
Names of Portfolios	Existing Classes
Effective 1/13/2003
Asset Allocation Fund	Single Class
C&B Large Cap Value Fund[29] (currently named the Equity Value Fund)	Single Class
Equity Income Fund	Single Class
International Core Fund[30] (currently named the International Equity Fund)	Single Class

[27]	On November 2, 2005, the Board of Trustees approved certain Portfolio name changes. Effective April 11, 2005, the Large Cap Value Portfolio will be renamed the Equity Value Portfolio.
[28]	On November 2, 2005, the Board of Trustees approved certain Portfolio name changes. Effective April 11, 2005, the Overseas Portfolio will be renamed the International Value Portfolio.
[29]	On November 2, 2004 and February 8, 2005, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Equity Value Fund will be renamed the C&B Large Cap Value Fund.
[30]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the International Equity Fund will be renamed the International Core Fund.

Large Company Core Fund[31] (currently named the Growth Fund)	Single Class
Large Company Growth Fund	Single Class
Money Market Fund	Single Class
Small Cap Growth Fund	Single Class
Total Return Bond Fund	Single Class

Effective 4/11/2005
Discovery Fund	Single Class
Multi Cap Value Fund	Single Class
Opportunity Fund	Single Class

The foregoing list of Portfolios is agreed to as of February 8, 2005.

WELLS FARGO FUNDS TRUST		PFPC INC.

By:	/s/ C. David Messman	By:	/s/ Neal J. Andrews
Name:	C. David Messman	Name:	Neal J. Andrews
Title:	Secretary	Title:	Senior Vice President

WELLS FARGO MASTER TRUST

By:	/s/ C. David Messman
Name:	C. David Messman
Title:	Secretary

WELLS FARGO VARIABLE TRUST

By:	/s/ C. David Messman
Name:	C. David Messman
Title:	Secretary

[31]	On November 2, 2004, the Board of Trustees approved certain Fund name changes. Effective April 11, 2005, the Growth Fund will be renamed the Large Company Core Fund.

EXHIBIT B

PFPC DataPath Access Services

1.	PFPC Services

PFPC shall:

(a)	Provide internet access to PFPC DataPath (“DataPath”) at www.pfpcdatapath.com or other site operated by PFPC (the “Site”) for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities,. (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the “Accounting Services”);

(b)	Supply each of the Authorized Persons (“Users”) with a logon ID and Password;

(c)	Provide to Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing custom reports or enhancements are not included in the fees set forth in Section 12 of the Agreement and will be billed separately;

(d)	Utilize a form of encryption that is generally available to the public in the U.S. for standard internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

(e)	Monitor the telephone lines involved in providing the Accounting Services and inform the Fund promptly of any malfunctions or service interruptions.

2.	Duties of the Fund and the Users

The Fund and/or the Users, as appropriate, shall:

(a)	Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

(b)	Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.	Standard of Care; Limitations of Liability

(a)	The Fund acknowledges that the Internet is an “open,” publicly accessible network and not under the control of any party. PFPC’s provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. The Fund agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC’s standard of care set forth in Section 14 of the Agreement.

(b)	Without limiting the generality of the foregoing or limiting the applicability of any other provision of this Exhibit B or the Agreement, including Sections 11, 14(a) and 14(b), PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party’s control, which may include: functions or malfunctions of the internet or telecommunications services, firewalls, encryption systems or security devices.

WELLS FARGO FUNDS

FUND ACCOUNTING SERVICE STANDARDS

Criteria 1: Net Asset Value per Share (NAV) Accuracy-Reporting to Transfer Agent

Number of Accurate NAV’s Reported to the Transfer Agent divided by the Total Number of NAV’s Required to Report to the Transfer Agent (excluding Money Market Funds)	99.7%

•	“NAV” for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the change in the reported extended class NAV is greater than a full penny and, with respect to dividend factors, any revision to previously reported data requires the Transfer Agent to reprocess shareholder account data.

•	Numerator and denominator include (i) NAV’s affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.

•	Each NAV error is treated as and NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 2: NAV Accuracy-Reported to NASDAQ

Number of accurate NAV’s Reported to NASDAQ divided by Number of Total NAV’s Required to be Reported to NASDAQ (excluding Money Market Funds)	99.7%

•	NAV for this purpose is class net assets divided by total class shares outstanding and includes dividend factors. An NAV is not accurate if, upon recalculation, the NAV difference is greater than a full penny and, with respect to dividend factors, any revision to previously reported data required the Transfer Agent to reprocess shareholder account data

•	Numerator and denominator include (i) NAV’s affected by non-controllable information and (ii) Feeder funds delayed due to Master Portfolio accounting issues related to non-controllable information.

•	Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

Criteria 3: NAV and Dividend Factor Timeliness to Transfer Agent

Number of NAV and Dividend Factor transmissions to Transfer Agent by designated time divided by Required Number of NAV and Dividend Factor transmissions	99.7%

•	NAV for this purpose is class net assets divided by class total shares outstanding.

•	Designated time is 7:00 p.m. ET.

•	Numerator and denominator include (i) NAV’s affected by non-controllable information and

(ii) Feeder funds delayed due to accounting issues related to Master Portfolio non-controllable information.

Criteria 4: Cash Availability Reporting

Timely Cash Availability Reports (“CAR”) to Investment Advisers Divided by Number of Funds Requiring Cash Availability Reporting	99.7%

Accurate Cash Availability Reports to Investment Advisers Divided by Number of Funds Requiring Cash Availability Reporting	95%

•	Timely CAR means (i) notwithstanding any other clause to the contrary, with respect to any Fund or Master portfolio participating in a “consolidated repurchase agreement,” within two hours and fifteen minutes after receipt of final transfer agency capital transaction reporting, (ii) with respect to a stand-alone fund with a single investment adviser, within one half hour of receipt of final transfer agency capital transaction reporting, (iii) with respect to a stand-alone fund with more than one investment adviser, within two hours of receipt of final transfer agency capital transaction reporting, (iv) with respect to a non-money market Master Portfolio within one hour after receipt of final transfer agency capital transaction reporting and (v) with respect to a money market Feeder fund, or Master Portfolio with no more than three relationships, within one half hour after receipt of final transfer agency capital transactions reporting.

•	Accurate CAR means errors controllable by PFPC that resulted in an overdraft to a Fund

•	Numerator and denominator include (i) funds affected by non-controllable information and (ii) Master Portfolios delayed due to Feeder fund accounting issues related to non-controllable information.

Criteria 5: Monthly Reporting Proof Package Timeliness

Funds for Which Monthly Proofs are Completed by the 15th Calendar Day Of the Month divided by Number of Funds	95%

•	Monthly proof means balance sheet review and monthly reconciliation of portfolio with the Custodian.

•	Numerator and denominator include (i) funds affected by non-controllable information and (ii) Feeder funds affected by Master Portfolio non-controllable information.

General Definitions

“Transfer Agent” means Boston Financial Data Services, Inc. and does not include other persons to which PFPC communicates fund information.

The numerator and denominator are calculated daily and the quotient is reported on a cumulative monthly and rolling twelve month basis.

Denominator includes those NAV’s for classes of shares that have direct shareholder investment for criteria 1, 2, and 3.

March 1, 2005

WELLS FARGO FUNDS TRUST

WELLS FARGO MASTER TRUST

WELLS FARGO VARIABLE TRUST

Re: Accounting Service Fees

Dear Sir/Madam:

This amended and restated letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. (“PFPC”) under the terms of an Accounting Services Agreement dated September 1, 2002 and amended as of March 1, 2005 between each of Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (collectively, the “Funds” and individually a “Fund”) and PFPC (the “Agreement”) as amended from time to time for services provided on behalf of each of the Fund’s investment portfolios listed on Exhibit A attached hereto (“Portfolios”). This amended and restated letter supercedes all previous letters with respect to the services provided by PFPC under the Agreement. Pursuant to Section 12 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Funds will pay PFPC an annual accounting services fee to be calculated daily and paid monthly as set forth herein, based on the following assumptions:

1.	The fees set forth herein will become effective on March 1, 2005.

2.	The Initial Term (as such term is defined in the Agreement) of the Agreement has been extended to expire on December 31, 2007.

3.	Fees for any tax services performed by PFPC would fall outside of this fee letter.

Annual Complex Asset Based Fees:

The following annual fee will be calculated based upon the Portfolios’ aggregate average net assets and paid monthly:

.0051% (.51 basis points) for the first $85 billion of aggregate average net assets of the Portfolios; and,

.0025% (.25 basis points) on the aggregate average net assets of the Portfolios in excess of $85 billion.

Annual Base Fee:

The annual base fee will be $20,000 per feeder, stand-alone and variable trust fund, per year.

Monthly Multiple Class Fee*:

The monthly multiple class fee per Portfolio will be $500 for each additional class beyond the first class of shares.

*	This fee will be waived for the classes of shares of the Portfolios that existed as of March 31, 2003 (as set forth in Exhibit A attached hereto).

Monthly Multiple Manager Fee:

The monthly multiple manager fee will not include the first manager but will be calculated and paid monthly for each subsequent manager as follows:

$2,000 for the second manager in each Portfolio;

$1,500 for the third manager in each Portfolio, and

$500 per manager, for each manager beyond the third manager in each Portfolio.

DataStation Access:

The monthly fee, per Portfolio, for DataStation access shall be $36. If the compliance module is not being utilized, then the monthly fee for DataStation access shall be $27.

Out-of-Pocket Expenses:

The Funds will reimburse PFPC for out-of-pocket expenses incurred on a Fund’s behalf, including, but not limited to, postage, telephone, telex, overnight express charges, deconversion costs, custom development costs, records retention, compliance support service charges, transmission expenses, travel expenses incurred for Board meeting attendance or other travel at the request of the Portfolios. In addition, out-of-pocket costs will include the costs to obtain independent security market quotes*, which currently are as follows:

Domestic Bonds	$0.40
Foreign Bonds	$0.55
Money Market Inst.	$0.40
CMO/Asset-backed	$0.80
Municipal Bonds	$0.45
Domestic Equities	$0.05
Foreign Equities	$0.40
Broker obtained quotes	$1.00

*	These prices will be charged at the CUSIP level daily, and will not be charged for each holding.

Miscellaneous:

Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

PFPC INC.

By:	/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Senior Vice President

Agreed and Accepted:

WELLS FARGO FUNDS TRUST

By:	/s/ Stacie DeAngelo
Name:	Stacie DeAngelo
Title:	Treasurer

WELLS FARGO MASTER TRUST

By:	/s/ Stacie DeAngelo
Name:	Stacie DeAngelo
Title:	Treasurer

WELLS FARGO VARIABLE TRUST

By:	/s/ Stacie DeAngelo
Name:	Stacie DeAngelo
Title:	Treasurer

PFPC Internal Use:

Business Approval:
Date:

B-5